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                        The Growth Fund of America, Inc.
                           One Market, Steuart Tower
                                   Suite 1800
                        San Francisco, California 94105
                              Phone (415) 421-9360




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JAMES F. ROTHENBERG, Chairman and PEO, and SHERYL F. JOHNSON, Treasurer of The Growth Fund of America, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended February 28, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                    Principal Financial Officer

THE GROWTH FUND OF AMERICA, INC.               THE GROWTH FUND OF AMERICA, INC.



/s/ James F. Rothenberg                        /s/ Sheryl F. Johnson
-----------------------------                  ----------------------------
James F. Rothenberg, Chairman                  Sheryl F. Johnson, Treasurer

Date:  May 6, 2005                             Date:  May 6, 2005



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE GROWTH FUND OF AMERICA, INC. and will be retained by THE GROWTH FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.